UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): October 22, 2015

                               CEL-SCI CORPORATION
                      -----------------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                      001-11889                 84-0916344
  ------------------------          ----------------          ---------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
     of incorporation)                                       Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
                 -----------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460

                                       N/A
                 -----------------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Item 1.01   Entry Into a Material Definitive Agreement.

     On October 22, 2015, CEL-SCI Corporation (the "Company") and Dawson James Securities, Inc. entered into a Placement Agent Agreement (the "Placement Agent Agreement") whereby the Company will issue and sell up to 17,910,447 shares of the Company's common stock, as well as warrants to purchase up to an additional 17,910,447 shares of common stock. Each share of common stock is being sold together with a warrant for the combined purchase price of $0.67, minus underwriting commissions. The common stock and warrants will separate immediately. The warrants are immediately exercisable and expire on October 28, 2020. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $0.67 per share. No market exists for the warrants and a market for the warrants is not expected to develop. The offering is expected to close on or about October 28, 2015, subject to customary closing conditions.

     The net proceeds from the offering, assuming all shares and warrants offered are sold, are expected to be approximately $10,940,000, after deducting the underwriting commissions and estimated expenses payable by the Company.

     The Placement Agent Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Placement Agent Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. These representations, warranties and covenants are not factual information to investors about the Company.

     The offering is being made pursuant to the Registration Statement and Prospectus Supplement discussed below under Item 8.01. The Placement Agent Agreement is filed as Exhibit 1.1 to this Current Report, and the description of the terms of the Placement Agent Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Hart & Hart, LLC relating to the legality of the issuance and sale of the shares and warrants in the offering is attached as Exhibit 5 hereto.

     On October 22, 2015, the Company issued a press release announcing that it had commenced the offering. A copy of this press release is attached as Exhibit
99.1. October 23, 2015, the Company issued a press release announcing that it had priced the offering. A copy of the press release is attached as Exhibit 99.2.

Item 8.01   Other Events.

     On October 23, 2015, the Company filed with the Securities Exchange Commission (the "Commission") a prospectus supplement (the "Prospectus
Supplement") to the prospectus (the "Prospectus") included as part of the Company's registration statement on Form S-3 declared effective by the Commission on July 8, 2014 (File No. 333-196243) (the "Registration Statement"),

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

pursuant to which the Company will sell up to 17,910,447 shares of the Company's common stock, as well as warrants to purchase up to an additional 17,910,447 shares of common stock.

     Prospective investors should read the Registration Statement, the Prospectus dated July 8, 2014 which was filed with the Commission on May 23, 2014, and the Prospectus Supplement, and all documents incorporated by reference by the foregoing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibits     Description
--------     -----------

1.1 Placement Agent Agreement dated October 22, 2015, by and among CEL-SCI Corporation and Dawson James Securities, Inc.

5            Opinion of Hart & Hart, LLC

10(eee)      Form of Warrant Agent Agreement

23           Consent of Hart & Hart, LLC

99.1         Press Release dated October 22, 2015.

99.2         Press Release dated October 23, 2015.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 23, 2015
                                      CEL-SCI CORPORATION



                                      By: Patricia B. Prichep
                                         -----------------------------------
                                         Patricia B. Prichep
                                         Senior Vice President of Operations



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